Exhibit 99.1

Dr. Michael A. Friedman Appointed to Intuitive Surgical Board of Directors
Intuitive Surgical, Inc. (Nasdaq: ISRG) today announced the appointment of Dr. Michael A. Friedman, to the Company’s Board of Directors.
“Dr. Friedman has tremendous industry experience expertise that will be a valuable addition to Intuitive Surgical Board discussions”, said Dr. Gary Guthart, President and CEO, Intuitive Surgical. “We look forward to welcoming him to our Board.”
Dr. Michael A. Friedman, 70, is an Emeritus Cancer Center Director of City of Hope, a leading cancer research, treatment and education institution. Dr. Friedman was the President and Chief Executive Officer of City of Hope from May 2003 to December 2013 and holder of the Irell & Manella Cancer Center Director’s Distinguished Chair. Before leading City of Hope, from September 2001 until April 2003, Dr. Friedman held the position of Senior Vice President of Research and Development, Medical and Public Policy, for Pharmacia Corporation and, from July 1999 until September 2001, was a Senior Vice President of Searle, a subsidiary of Monsanto Company. From 1995 until June 1999, Dr. Friedman served as Deputy Commissioner for Operations for the Food and Drug Administration, and was Acting Commissioner and Lead Deputy Commissioner from 1997 to 1999.
Dr. Friedman has served on the Board of Directors of Celgene Corporation since February 2011, of MannKind Corporation since December 2003, and of Smith & Nephew plc since April 2013.
Dr. Friedman graduated with a Bachelor of Arts degree, magna cum laude from Tulane University and a Doctorate in Medicine from the University of Texas. He completed postdoctoral training at Stanford University and the National Cancer Institute, and is board certified in Internal Medicine and Medical Oncology.
About Intuitive Surgical, Inc.
Intuitive Surgical, Inc. (Nasdaq:ISRG), headquartered in Sunnyvale, Calif., is the global leader in robotic-assisted, minimally invasive surgery. Intuitive Surgical develops, manufactures and markets the da Vinci® Surgical System.
About the da Vinci Surgical System
There are several models of the da Vinci Surgical System. The da Vinci Surgical Systems are designed to help surgeons perform minimally invasive surgery. da Vinci Systems are not programmed to perform surgery on their own. Instead, the procedure is performed entirely by a surgeon who controls the system. da Vinci Systems offer surgeons high-definition 3D vision, a magnified view, and robotic and computer assistance. They use specialized instrumentation, including a miniaturized surgical camera and wristed instruments (i.e., scissors, scalpels and forceps) that are designed to help with precise dissection and reconstruction deep inside the body.
Important Safety Information
Serious complications may occur in any surgery, including da Vinci Surgery, up to and including death. Risks include, but are not limited to, injury to tissues and organs and conversion to other surgical techniques. If your doctor needs to convert the surgery to another surgical technique, this could result in a longer operative time, additional time under anesthesia, additional or larger incisions and/or increased complications. Individual surgical results may vary. Patients who are not candidates for non-robotic minimally invasive surgery are also not candidates for da Vinci Surgery. Patients should talk to their doctors to decide if da Vinci Surgery is right for them. Patients and doctors should review all available information on non-surgical and surgical options in order to make an informed decision. Please also refer to www.daVinciSurgery.com/Safety for Important Safety Information.
Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those under the heading "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2014, as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Statements using words such as "estimates," "projects," "believes," "anticipates," "plans," "expects," "intends," "may," "will," "could," "should," "would," "targeted" and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.
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